Exhibit 1.8


                                       FORM OF

                       LIMITED GUARANTY AND SECURITY AGREEMENT
                       ---------------------------------------


                    This LIMITED GUARANTY AND SECURITY AGREEMENT
          ("Guaranty") is made as of the 22nd day of August, 1997, by ____________, a ______________ corporation, having its chief executive office at ____________________________________ (the
          "Guarantor"), in favor of the "Secured Parties" and Union Bank of California, N.A., as "Agent" for itself and for the other Secured Parties as defined in the "Credit Agreement" (as defined below).

                                 W I T N E S S E T H:

                    WHEREAS, American Eco Corporation, a corporation organized under the laws of the Province of Ontario (the "Parent Guarantor"), has entered into that certain Credit and Guaranty Agreement dated as of August 22, 1997 among American Eco Funding Corp., a wholly owned subsidiary of the Parent Guarantor (the "Borrower"), the Parent Guarantor, as guarantor of the Borrower's obligations thereunder, the institutions from time to time party thereto as lenders (the "Lenders"), the institutions from time to time party thereto as issuing banks (the "Issuing Banks"), and Union Bank of California, N.A., as agent (in such capacity, the "Agent") for the Lenders and the Issuing Banks and the other Secured Parties (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement), pursuant to which the Agent and the Lenders have agreed, subject to certain conditions precedent, to make Loans to the Borrower for the benefit of the Borrower and/or other Subsidiaries of the Parent Guarantor from time to time and the Issuing Banks have agreed, subject to certain conditions precedent, to issue Letters of Credit for the account of the Borrower and/or other Subsidiaries of the Parent Guarantor;

                    WHEREAS, the Guarantor is a wholly-owned Subsidiary of the Parent Guarantor and will derive direct and indirect economic benefit from the Loans and Letters of Credit and other financial accommodations made to or for the benefit of the Borrower and its Subsidiaries under the Credit Agreement and other Loan Documents (which benefit will include the repayment of certain debt obligations of the Guarantor with proceeds of the Loans); and

                    WHEREAS, in order to secure the prompt and complete payment, observance and performance of (i) all of the Obligations and (ii) all of the Guarantor's obligations and liabilities hereunder and in connection herewith, including, without limitation, the Guarantor's liability for the "Expenses" (as defined below) and interest on the Obligations and the Expenses (collectively, the "Secured Obligations"), the Agent and the Lenders have required as a condition, among others, to entering into the Credit Agreement and the other Loan Documents, that the Guarantor execute and deliver this Guaranty;

                    NOW, THEREFORE, for and in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby agrees as follows:

                    SECTION 1.  Guaranty.
                                --------
                    (a) For value received and in consideration of each extension of credit now or hereafter made, given or granted to or for the direct or indirect benefit of the Borrower or other Subsidiaries of the Parent Guarantor by the Agent, Lenders and the Issuing Banks, or any of them (including, without limitation each loan or advance by renewal, refinancing or extension of the agreements described hereinabove or otherwise), or by any such party's assignee, the Guarantor unconditionally guarantees for the benefit of the Agent and each Secured Party the full and prompt payment when due, whether at maturity or earlier, by reason of acceleration or otherwise, and at all times thereafter, of all of the Obligations (including, without limitation, interest accruing following the filing of a bankruptcy petition by or against the Borrower, at the then applicable rate specified in the Credit Agreement, whether or not such interest is allowed as a claim in bankruptcy); provided, however, notwithstanding any
                                     --------  -------
          other provision of this Guaranty, the maximum liability of the Guarantor hereunder shall not exceed $__________.

                    (b) At any time after the occurrence of an Event of Default, the Guarantor shall pay to the Agent for its benefit and the benefit of the Secured Parties, on the Agent's demand and in immediately available funds, the full amount of the Obligations. The Guarantor further agrees to pay to the Agent and reimburse the Agent for, on the Agent's demand and in immediately available funds, (i) all losses (including, without limitation, lost profits), fees, costs and expenses (including, without limitation, all court costs and attorneys' and paralegals' fees, costs and expenses) paid or incurred by the Agent or any Secured Party in: (A) endeavoring to collect all or any part of the Secured Obligations from, or in prosecuting any action against, the Borrower, any Subsidiary of the Borrower, or the Guarantor relating to the Credit Agreement, this Guaranty or the transactions contemplated thereby; (B) taking any action with respect to any security or Collateral securing the Obligations or the Guarantor's obligations hereunder; and (C) preserving, protecting or defending the enforceability of, or enforcing, this Guaranty or their respective rights hereunder (all such costs and expenses are hereinafter referred to as the "Expenses"), and (ii) interest on (A) the Obligations which do not constitute interest,
          (B) to the extent permitted by applicable law, the Obligations which do constitute interest, and (C) the Expenses, from the date of demand under this Guaranty until paid in full at the per annum rate of interest applicable to Reference Rate Loans under Section 5.1(d) of the Credit Agreement. The Guarantor hereby agrees that this Guaranty is an absolute guaranty of payment and is not a guaranty of collection.

                    (c) The Guarantor agrees that, notwithstanding anything set forth in this Guaranty to the contrary, if, after the occurrence of an Event of Default, any Secured Party is prevented by applicable law from exercising its right to accelerate the maturity of all or any part of the Obligations, to collect interest on all or any part of the Obligations or to enforce or exercise any other right or remedy with respect to all or any part of the Obligations, the Guarantor shall pay to the Agent, for the benefit of such Secured Party, upon the Agent's demand therefor and in immediately available funds, the amount that would otherwise have been due and payable had such Secured Party been permitted to exercise such rights and remedies.

                    SECTION 2.  Grant of Security.  To secure the prompt
                                -----------------
          and complete payment, observance and performance of the Secured Obligations, the Guarantor hereby grants to the Agent for its benefit and the ratable benefit of the Secured Parties, a security interest in all of the Guarantor's right, title and interest in and to the following, in each case whether now owned or existing or hereafter acquired or arising and however and wherever arising or located (the "Guaranty Collateral"):

                    (a)  Equipment;

                    (b)  Inventory;

                    (c)  Receivables;

                    (d)  General Intangibles;

                    (e) chattel paper, instruments and documents: all chattel paper, all instruments, including, without limitation, all notes evidencing intercompany loans, and all bills of lading, warehouse receipts and other documents of title;

                    (f) other Property: all Property and interests in property of the Guarantor which may now be in or may hereafter come into the possession, custody or control of the Agent or any Secured Party, or any agent or affiliate of the Agent or any Secured Party, in any way or for any purpose (whether for safekeeping, deposit, custody, pledge, transmission, collection or otherwise); and all rights and interests of the Guarantor in respect of any and all (i) notes, drafts, letters of credit, stocks, bonds, and debt and equity securities, whether or not certificated, and warrants, options, puts and calls and other rights to acquire or otherwise relating to the same, and all securities accounts, financial assets and security entitlements,
          (ii) interest rate and currency exchange agreements, including, without limitation, cap, collar, floor, forward and similar agreements and interest rate protection agreements, (iii) cash and Cash Equivalents, and (iv) proceeds of loans, advances and other financial accommodations; and all other personal Property and interests in personal property of the Guarantor not specifically included in Sections 2(a) through 2(e) above; and
                                   ------------          ----

                    (g) all accessions and additions to, substitutions and documents for, and replacements, proceeds and products of any of the foregoing Guaranty Collateral, and all payments under insurance (whether or not the Agent is the loss payee thereof), and any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Guaranty Collateral, to the extent not otherwise included.

                    SECTION 3.  Obligations Unconditional.  The Guarantor
                                -------------------------
          hereby agrees that its obligations under this Guaranty shall be unconditional, irrespective of:

                    (a) the lack of validity, unenforceability, avoidance or subordination of any of the Secured Obligations or any of the Loan Documents;

                    (b) the absence of any attempt by, or on behalf of, any Secured Party or the Agent to collect, or to take any other action to enforce, all or any part of the Secured Obligations whether from or against the Borrower, any other guarantor of the Secured Obligations or any other Person;

                    (c) the election of any remedy by, or on behalf of, any Secured Party or the Agent with respect to all or any part of the Secured Obligations;

                    (d) the waiver, consent, extension, forbearance or granting of any indulgence by, or on behalf of, any Secured Party or the Agent with respect to any provision of any of the Loan Documents;

                    (e) the failure of the Agent to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or Collateral for the Secured Obligations (including, without limitation, the Guaranty Collateral);

                    (f) the election by, or on behalf of, any one or more of the Secured Parties, in any proceeding instituted under Chapter 11 of Title 11 of the United States Code (11 U.S.C. 101 et seq.) (the "Bankruptcy Code"), of the application of
          Section 1111(b)(2) of the Bankruptcy Code;

                    (g) any borrowing or grant of a security interest by the Borrower, as debtor-in-possession, under Section 364 of the Bankruptcy Code;

                    (h) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of the claims of any of the Secured Parties or the Agent for repayment of all or any part of the Secured Obligations; or

                    (i) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of the Borrower or the Guarantor.

                    SECTION 4.  Representations and Warranties.  The
                                ------------------------------
          Guarantor represents and warrants as follows:

                    (a) All of the Inventory and Equipment is located at the places specified on Exhibit A attached hereto and made a part
                                  ---------
          hereof, except for Inventory in transit, provided that Inventory and Equipment may be moved to other locations in accordance with
          Section 6(a).  All of the Inventory which is imported from a
          ------------
          location outside the United States arrives at one of the ports or other locations identified on Exhibit A. If any location of
                                        ---------
          Inventory or Equipment is subject to a lease, sublease, mortgage or similar instrument, the name and address of each lessor, sublessor, lessee, sublessee and/or mortgagee (other than the Guarantor) is set forth on Exhibit A below the address of such
                                     ---------
          location or on a notice delivered to the Agent pursuant to
          Section 6(a).  The name and address of each bailee, processor,
          ------------
          warehouseman, consignee or other Person in possession of any of the Inventory or Equipment (each such Person being a "Bailee") on the date hereof, other than carriers and shippers of Inventory in transit, is set forth on Exhibit A, together with the address of
                                   ---------
          the location where such Inventory or Equipment is or may be held. Except as otherwise indicated on Exhibit A, no Person (other than
                                           ---------
          a Person identified on Exhibit A as being a consignee) in
                                 ---------
          possession of any of the Inventory or Equipment conducts a business at the location of such Inventory or Equipment other than a business in the nature of warehousing or transporting goods for others. In the event that any Inventory is in the possession of a Bailee, such Inventory shall not be evidenced by a negotiable instrument or document.

                    (b) The principal place of business and chief executive office of the Guarantor are located at the address first specified above for the Guarantor or at such other address as the Guarantor may designate in accordance with Section 8, and
                                                            ---------
          all records concerning the Receivables are located at the addresses specified on Exhibit B attached hereto and made a part
                                 ---------
          hereof or at such other addresses as the Guarantor may designate in accordance with Section 8. The amount represented by the
                             ---------
          Guarantor from time to time to the Agent as the amount owing by each account debtor or by all account debtors in respect of any accounts will, at such time, be the correct amount actually and unconditionally owing by such account debtor(s) thereunder to the best of the Guarantor's knowledge (except to the extent, if any, that such account debtor(s) may be entitled to normal trade discounts, adjustments, returns and allowances).

                    (c) The Guarantor has good, indefeasible and merchantable title to the Guaranty Collateral. The Guarantor is the legal and beneficial owner of the Guaranty Collateral free and clear of any Lien, except for the security interest created by this Guaranty and Liens permitted under Section 10.3 of the Credit Agreement. Except as identified on Schedule 1.1.4 to the Credit Agreement, no financing statement or other instrument similar in effect covering all or any part of the Guaranty Collateral is on file in any recording office on the date hereof, except such as may have been filed in favor of the Agent relating to this Guaranty.

                    (d) The correct corporate name of the Guarantor on the date hereof is as set forth on the first page of this Guaranty and, except as set forth on Exhibit C attached hereto and made a
                                      ---------
          part hereof, the Guarantor has no other corporate or fictitious name and has not, during the immediately preceding five (5) years, been known by or used any other corporate or fictitious name. The Guarantor will not change its name, identity or structure in any manner which might make any financing statement filed hereunder seriously misleading, unless the Guarantor shall have given the Agent at least sixty (60) days' prior written notice thereof.

                    (e) This Guaranty, together with the filing of the financing statements listed on Exhibit D attached hereto and made
                                         ---------
          a part hereof, upon the giving of value by the Secured Parties, creates a valid and perfected first priority security interest in the Guaranty Collateral, securing the payment of the Secured Obligations, and all such filings and other actions necessary or desirable to perfect and protect such security interest have been duly made or taken.

                    (f)  No consent of any other Person and no
          authorization, approval or other action by, and no notice to or filing with, any Governmental Authority is required (i) for the grant by the Guarantor of the security interest granted hereby or for the execution, delivery or performance of this Guaranty by the Guarantor, (ii) for the perfection (except for filings required in order to perfect a security interest in Collateral) or, except for the filing of the appropriate continuation statements with respect to the financing statements listed on Exhibit D, maintenance of the security interest created hereby
          ---------
          (including the maintenance of the first priority nature of such security interest) or (iii) for the exercise by the Agent of its rights and remedies hereunder.

                    (g) There are no conditions precedent to the effectiveness of this Guaranty that have not been satisfied or waived in writing.

                    SECTION 5.  Further Assurances.
                                ------------------
                    (a) The Guarantor agrees that from time to time, at the expense of the Guarantor, the Guarantor will promptly execute and deliver all further instruments and documents, and take all further action, which may be necessary or desirable in the opinion of the Agent or its counsel, or that the Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby and to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any Guaranty Collateral, and the Guarantor shall in any event take such action as may be required to maintain the truthfulness and accuracy of the representations and warranties contained in Section 4. Without limiting the
                                      ---------
          generality of the foregoing: (i) in the event that the Guarantor has accounts with respect to which the account debtor is the United States of America or any department, agency or instrumentality thereof (all such accounts being hereinafter referred to as "Government Receivables"), then the Guarantor shall, at the request of the Agent, with respect to such Government Receivables, promptly comply with the Assignment of Claims Act of 1940, as amended (31 U.S.C. Section 3727 et seq.),
                                                                 ------
          and shall promptly deliver to the Agent evidence of such compliance, which evidence shall be in form and substance satisfactory to the Agent in its sole discretion; (ii) the Guarantor shall execute and file such financing and continuation statements, and amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Agent may request, in order to perfect and preserve the security interest granted or purported to be granted hereby; and (iii) the Guarantor shall obtain and deliver to the Agent notices, agreements (including, without limitation, subordination agreements) and other documents reasonably requested by the Agent for the purpose of giving advice of and perfecting the Liens granted to the Agent for its benefit and the ratable benefit of the Secured Parties and establishing the senior priority of the Agent's security interest over such other parties' rights and interests in respect of Equipment, Inventory or other Guaranty Collateral held in the possession of, Bailees, lessors, mortgagees or other third parties, and shall use its best efforts to cause such third parties to acknowledge or consent to such notices, agreements and other documents.

                    (b) The Guarantor hereby authorizes the Agent to file one or more financing and continuation statements, and amendments thereto, relating to all or any part of the Guaranty Collateral without the signature of the Guarantor where permitted by law. The Guarantor hereby agrees that a photocopy or other reproduction of this Guaranty or any financing statement covering the Guaranty Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

                    (c) The Guarantor will keep and maintain at its own cost and expense satisfactory records of the Guaranty Collateral including, without limitation, a record of all payments received and all credits granted with respect to the Guaranty Collateral and all other dealings with the Guaranty Collateral. If an Event of Default or Potential Event of Default has occurred and is continuing, for the Agent's further security, upon the Agent's request therefor, the Guarantor shall deliver and turn over any such records to the Agent or, at the direction of the Agent, to its representatives.

                    (d) In the event that the Guarantor shall at any time hereafter acquire any interest in real property, whether as owner, lessee or otherwise, the Guarantor shall execute and deliver to the Agent, upon the Agent's request, such instruments and documents as the Agent may request to grant the Agent a Lien on such real property interest, and shall reimburse the Agent for the cost of recording the same.

                    SECTION 6.  Covenants Regarding Equipment and
                                ---------------------------------
          Inventory.
          ---------

                    (a) The Guarantor shall keep the Equipment and Inventory, except for Inventory in transit, at the locations specified on Exhibit A or, upon thirty (30) days' prior written
                       ---------
          notice to the Agent, at such other places in jurisdictions where all actions required by Section 5 shall have been taken with
                                  ---------
          respect to the Equipment and Inventory.

                    (b) To the extent not paid by the Borrower, the Guarantor shall pay (i) all taxes, assessments and other governmental charges imposed upon the Guarantor or on any of its properties or assets or in respect of any of its franchises, business, income or Property before any penalty or interest accrues thereon, and (ii) all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a Lien (other than a Lien permitted under Section
          10.3 of the Credit Agreement) upon any of the Guarantor's properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, however, that
                                                  --------  -------
          no such taxes, assessments and governmental charges referred to in clause (i) above or claims referred to in clause (ii) above need be paid if being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

                    (c) If any Equipment or Inventory is in the possession or control of any Bailee or any of the Guarantor's agents, the Guarantor shall notify such Bailee or agent of the Agent's security interest in such Equipment or Inventory and, upon the Agent's request following the occurrence of an Event of Default, direct such Bailee or agent to hold all such Equipment or Inventory for the Agent's account and subject to the Agent's instructions.

                    (d) The Guarantor shall maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties (including, without limitation, leased properties) used or useful in the business of the Guarantor and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof.

                    SECTION 7.  Insurance.  In the event the Borrower at
                                ---------
          any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required under the Credit Agreement with respect to the Guaranty Collateral or to pay any premium in whole or in part relating thereto, then the Guarantor shall obtain and maintain such policies of insurance and pay such premiums and take any other action required pursuant to the Credit Agreement.

                    SECTION 8.  Covenants Regarding Receivables.  The
                                -------------------------------
          Guarantor shall keep its chief place of business and chief executive office and the office where it keeps its records concerning the Receivables at the location(s) therefor specified on Exhibit B or, upon thirty (30) days' prior written notice to
             ---------
          the Agent, at any other locations in a jurisdiction where all actions required by Section 5 shall have been taken with respect
                              ---------
          to the Receivables.

                    SECTION 9.  Access to Premises; Books and Records.  The
                                -------------------------------------
          Guarantor shall permit any authorized representative(s) designated by the Agent to visit and inspect any of the properties of the Guarantor, to examine, audit, check and make copies of its financial and accounting records, books, journals, orders, receipts and any correspondence and other data relating to its business and to the Guaranty Collateral (including, without limitation, in connection with environmental compliance, hazard or liability), and to discuss its affairs, finances and accounts with its officers and independent certified public accountants, all upon reasonable notice and at such reasonable times during normal business hours, as often as may be reasonably
          requested.   The Guarantor will keep proper books of record and
          account in which entries in conformity with GAAP (and all Requirements of Law) shall be made of all dealings and transactions in relation to its business and activities.

                    SECTION 10.  Transfers and Other Liens.  The Guarantor
                                 -------------------------
          shall not (a) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Guaranty Collateral, except Inventory in the ordinary course of business, unless such sale, assignment, disposition or option is expressly authorized under the Credit Agreement, or (b) create or permit to exist any Lien, security interest, option or other charge or encumbrance upon or with respect to any of the Guaranty Collateral, except for the Liens and security interests granted under this Guaranty and Liens permitted under Section 10.3 of the Credit Agreement, and the Guarantor shall defend the right, title and interest of the Agent in and to the Guarantor's rights to such Guaranty Collateral, including, without limitation, the proceeds and products thereof, against the claims and demands of all Persons whatsoever.

                    SECTION 11.  Agent Appointed Attorney-in-Fact.  The
                                 --------------------------------
          Guarantor hereby irrevocably appoints the Agent the Guarantor's attorney-in-fact, with full authority in the place and stead of the Guarantor and in the name of the Guarantor or otherwise, from time to time in the Agent's discretion, to take any action and to execute any instrument which the Agent may deem necessary or advisable to accomplish the purposes of this Guaranty, including, without limitation, following the occurrence of an Event of
          Default:

                    (a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in connection with any of the Guaranty Collateral;

                    (b) to receive, indorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above;
               ----------

                    (c) to file any claims or take any action or institute any proceedings which the Agent may deem necessary or desirable for the collection of any of the Guaranty Collateral or otherwise to enforce the rights of the Agent with respect to any of the Guaranty Collateral; and

                    (d) to receive, open and dispose of all mail addressed to the Guarantor.

          The Guarantor hereby ratifies all that such attorney-in-fact shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable.

                    SECTION 12.  Agent May Perform.  If the Guarantor fails
                                 -----------------
          to perform any agreement contained herein, the Agent may itself perform, or cause performance of, such agreement, and the expenses of the Agent incurred in connection therewith shall be payable by the Guarantor as Expenses under Section 1(b).
                                                     ------------

                    SECTION 13.  The Agent's Rights and Duties.  The powers
                                 -----------------------------
          conferred on the Agent and the Secured Parties hereunder are solely to protect their interest in the Guaranty Collateral and shall not impose any duty upon any of them to exercise any such powers. Except for the safe custody of any Guaranty Collateral in its possession and the accounting for moneys actually received by it hereunder, the Agent shall have no duty as to any Guaranty Collateral. Any action taken or omitted to be taken by the Agent in connection with any of the Guaranty Collateral shall not result in any liability of the Agent to the Guarantor unless such action or omission shall be determined by a court of competent jurisdiction to have arisen out of the gross negligence or willful misconduct of the Agent. The Agent may exercise any of its rights and execute any of its duties hereunder by or through agents or employees and shall be entitled to advice of counsel concerning all matters pertaining to its rights and duties hereunder.

                    SECTION 14.  Guarantor Remains Liable.  Anything herein
                                 ------------------------
          to the contrary notwithstanding, (a) the Guarantor shall remain liable under the contracts and agreements included in the Guaranty Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Guaranty had not been executed, (b) the exercise by the Agent of any of the rights hereunder shall not release the Guarantor from any of its duties or obligations under the contracts and agreements included in the Guaranty Collateral, and
          (c) neither the Agent nor any Secured Party shall have any obligation or liability under the contracts and agreements included in the Guaranty Collateral by reason of this Guaranty, nor shall the Agent or any Secured Party be obligated to perform any of the obligations or duties of the Guarantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

                    SECTION 15.  Remedies.  If any Event of Default shall
                                 --------
          have occurred and be continuing:

                    (a) Upon the occurrence of an Event of Default, the Agent may proceed directly and at once, without notice, against the Guarantor to obtain performance of and to collect and recover the full amount, or any portion, of the Secured Obligations, without first proceeding against the Borrower or any other Person, or against any security or Collateral for the Secured Obligations. Subject only to the terms and provisions of the Credit Agreement, the Agent shall have the exclusive right to determine the application of payments and credits, if any, from the Guarantor, the Borrower or from any other Person on account of the Secured Obligations or any other liability of the Guarantor to the Agent or any Secured Party.

                    (b) IF AN EVENT OF DEFAULT OCCURS, THE GUARANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY THE AGENT OF ITS RIGHTS TO REPOSSESS THE GUARANTY COLLATERAL WITHOUT JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON SUCH GUARANTY COLLATERAL WITHOUT PRIOR NOTICE OR HEARING.

                    (c) The Agent may exercise in respect of the Guaranty Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the Uniform Commercial Code in effect in the State of New York at that time (the "Uniform Commercial Code") (whether or not the Uniform Commercial Code applies to the affected Guaranty Collateral), and also may (i) without notice, demand or legal process of any kind, all of which the Guarantor hereby waives to the extent permitted by applicable law, at any time or times enter the Guarantor's premises and take physical possession of the Guaranty Collateral and maintain such possession on the Guarantor's premises, at no cost to the Agent, or remove the Guaranty Collateral or any part thereof, to such other places as the Agent may desire, (ii) require the Guarantor to, and the Guarantor hereby agrees that it will at its own expense and upon request of the Agent forthwith, assemble all or part of the Guaranty Collateral as directed by the Agent and make it available to the Agent at a place to be designated by the Agent which is reasonably convenient to both parties, and (iii) without notice, except as specified below, sell, lease, assign, grant an option or options to purchase or otherwise dispose of the Guaranty Collateral or any part thereof in one or more parcels at public or private sale, at any of the Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Agent may deem commercially reasonable. The Guarantor agrees that, to the extent notice of sale shall be required by law, at least five (5) business days' notice to the Guarantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute commercially reasonable notification. The Agent shall not be obligated to make any sale of Guaranty Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Agent is hereby granted a license or other right to use, without charge, the Guarantor's trademarks, registered trademarks, trademark applications, service marks, registered service marks, service mark applications, patents, patent applications, trade names, rights of use of any name, labels, fictitious names, inventions, designs, trade secrets, computer programs, software, printouts and other computer materials, goodwill, registrations, copyrights, copyright applications, permits, licenses, franchises, customer lists, credit files, correspondence, and advertising materials, or any Property of a similar nature, as it pertains to the Guaranty Collateral, or any rights to any of the foregoing, in completing production of, advertising for sale, and selling any Guaranty Collateral, and the Guarantor's rights under all licenses and franchise agreements shall inure to the Agent's benefit.

                    (d) Any cash held by the Agent as Guaranty Collateral and all cash proceeds received by the Agent in respect of any sale of, collection from, or other realization upon all or any part of the Guaranty Collateral may, in the discretion of the Agent, be held by the Agent as Cash Collateral for, and/or then or at any time thereafter be applied (after payment of any Expenses payable to the Agent pursuant to Section 1(b)) in whole
                                                    ------------
          or in part by the Agent against, all or any part of the Secured Obligations in such order as the Agent shall elect subject to any provision of the Credit Agreement governing the application of such cash, proceeds, or other realization upon the Collateral.

                    (e) The Agent shall have the right, upon notice to the Guarantor of its intention to do so, to notify the account debtors or obligors under any Receivables of the assignment of such Receivables to the Agent and to direct such account debtors or obligors to make payment of all amounts due or to become due to the Guarantor thereunder directly to the Agent and, upon such notification and at the expense of the Guarantor, to enforce collection of any such Receivables, and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as the Guarantor might have done. After receipt by the Guarantor of the notice from the Agent referred to in the preceding sentence, (i) all amounts and proceeds (including instruments) received by the Guarantor in respect of the Receivables shall be received in trust for the benefit of the Agent hereunder, shall be segregated from other funds of the Guarantor and shall be forthwith paid over to the Agent in the same form as so received (with any necessary indorsement) to be held as Cash Collateral and shall be applied as provided by
          Section 15(d) above, and (ii) the Guarantor shall not adjust,
          -------------
          settle or compromise the amount or payment of any Receivable, release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon. In any suit, proceeding or action brought by the Agent under any account comprising part of the Guaranty Collateral, the Guarantor will save, indemnify and keep the Agent, each Secured Party harmless from and against all expense, loss or damages suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the obligor thereunder, arising out of a breach by the Guarantor of any obligation or arising out of any other agreement, Indebtedness or liability at any time owing to or in favor of such obligor or its successors from the Guarantor, and all such obligations of the Guarantor shall be and shall remain enforceable against and only against the Guarantor and shall not be enforceable against the Agent or any Secured Party.

                    SECTION 16.  Waivers.
                                 -------

                    (a)  The Guarantor hereby waives diligence,
          presentment, demand of payment, filing of claims with a court in the event of receivership or bankruptcy of the Borrower, protest or notice with respect to the Secured Obligations, all setoffs and counterclaims and all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor and notices of acceptance of this Guaranty, the benefits of all statutes of limitation, and all other demands whatsoever (and shall not require that the same be made on the Borrower as a condition precedent to the Guarantor's obligations hereunder), and covenants that this Guaranty will not be discharged, except by the indefeasible payment in full (in cash) and performance of the Secured Obligations and any other obligations contained herein. The Guarantor further waives all notices of the existence, creation or incurring of new or additional Indebtedness, arising either from additional Loans extended to the Borrower or otherwise, and also waives all notices that the principal amount, or any portion thereof, and/or any interest on any instrument or document evidencing all or any part of the Secured Obligations is due, notices of any and all proceedings to collect from the maker, any indorser or any other guarantor of all or any part of the Secured Obligations, or from any other Person, and, to the extent permitted by law, notices of exchange, sale, surrender or other handling of any security or Collateral given to the Agent to secure payment of all or any part of the Secured Obligations.

                    (b) The Guarantor waives all rights and defenses that the Guarantor may have because the Borrower's debt is secured by real property. This means, among other things: (1) The Agent may collect from the Guarantor without first foreclosing on any real or personal property collateral pledged by the Borrower; and (2) If the Agent forecloses on any real property collateral pledged by the Borrower: (A) The amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price;
          (B) The Agent may collect from the Guarantor even if the Agent, by foreclosing on the real property collateral, has destroyed any right the Guarantor may have to collect from the Borrower. This is an unconditional and irrevocable waiver of any rights and defenses the Guarantor may have because the Borrower's debt is secured by real property.

                    (c) The Guarantor waives all rights and defenses arising out of an election of remedies by the Agent, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for the Secured Obligations, has destroyed the Guarantor's rights of subrogation and reimbursement against the principal.

                    (d) The Secured Parties, or the Secured Parties acting through the Agent, are hereby authorized, without notice or demand and without affecting the liability of the Guarantor hereunder, from time to time, in accordance with, and subject to the terms of, the Credit Agreement, (i) to renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to, all or any part of the Secured Obligations, or to otherwise modify, amend or change the terms of any of the Loan Documents, (ii) to accept partial payments on all or any part of the Secured Obligations, (iii) to take and hold security or Collateral for the payment of all or any part of the Secured Obligations, this Guaranty, or any other guaranties of all or any part of the Secured Obligations or other liabilities of the Borrower, (iv) to exchange, enforce, waive and release any such security or Collateral, (v) to apply such security or Collateral and direct the order or manner of sale thereof as in its discretion it may determine, (vi) to settle, release, exchange, enforce, waive, compromise or collect or otherwise liquidate all or any part of the Secured Obligations, this Guaranty, any other guaranty of all or any part of the Secured Obligations, and any security or Collateral for the Secured Obligations or for any such guaranty and (vii) to assign or otherwise transfer all or any portion of their respective rights, interests and obligations under the Credit Agreement and the other Loan Documents (including, without limitation, all or any portion of the Obligations, the Commitments and the Loans) to any other Person or Persons. Any of the foregoing may be done in any manner, without affecting or impairing the obligations of the Guarantor hereunder.

                    SECTION 17.  Setoff.  In addition to any Liens granted
                                 ------
          under this Guaranty and the other Loan Documents and any rights now or hereafter granted under applicable law, upon the occurrence and during the continuance of any Event of Default, the Agent, each Secured Party, and any Affiliate of the Agent or any Secured Party is hereby authorized by the Guarantor at any time or from time to time, without notice to any Person (any such notice being hereby expressly waived) to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured (but not including trust accounts)) and any other Indebtedness at any time held or owing by the Agent, such Secured Party or any of their Affiliates to or for the credit or the account of the Guarantor against and on account of the Secured Obligations of the Guarantor to the Agent, such Secured Party or any of their Affiliates, irrespective of whether or not (i) the Agent or such Secured Party shall have made any demand hereunder or (ii) the Agent, at the request or with the consent of the Requisite Lenders, shall have declared the principal of and interest on the Loans and other amounts due under the Credit Agreement to be due and payable as permitted by Article XII thereof and even though such Secured Obligations may be contingent or unmatured. Each Secured Party agrees that it shall not, without the express consent of the Requisite Lenders, and that it shall, to the extent it is lawfully entitled to do so, upon the request of the Requisite Lenders, exercise its setoff rights hereunder against any accounts of the Borrower, any of its Subsidiaries, or Guarantor now or hereafter maintained with such Secured Party or any Affiliate of either of them.

                    SECTION 18.  Financial Information.  The Guarantor
                                 ---------------------
          hereby assumes responsibility for keeping itself informed of the financial condition of the Borrower and any and all indorsers and/or other guarantors of all or any part of the Secured Obligations, and of all other circumstances bearing upon the risk of nonpayment of the Secured Obligations, or any part thereof, that diligent inquiry would reveal, and the Guarantor hereby agrees that none of the Secured Parties nor the Agent shall have any duty to advise the Guarantor of information known to any of them regarding such condition or any such circumstances. In the event the Agent or any Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to the Guarantor, the Agent and such Secured Party shall be under no obligation (a) to undertake any investigation not a part of its regular business routine, (b) to disclose any information which the Agent or such Secured Party, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (c) to make any other or future disclosures of such information or any other information to the Guarantor.

                    SECTION 19.  No Marshalling; Reinstatement.  The
                                 -----------------------------
          Guarantor consents and agrees that none of the Secured Parties nor the Agent nor any Person acting for or on behalf of any of them shall be under any obligation to marshall any assets in favor of the Guarantor or against or in payment of any or all of the Secured Obligations. The Guarantor further agrees that, to the extent that the Borrower, the Guarantor or any other guarantor of all or any part of the Secured Obligations makes a payment or payments to any Secured Party or the Agent, or any Secured Party or the Agent receives any proceeds of Collateral, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to the Borrower, the Guarantor, such other guarantor or any other Person, or their respective estates, trustees, receivers or any other party, including, without limitation, the Guarantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the part of the Secured Obligations which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the time immediately preceding such initial payment, reduction or satisfaction.

                    SECTION 20.  Waiver of Subrogation.  The Guarantor
                                 ---------------------
          hereby waives all rights of subrogation (whether contractual, under Section 509 of the Bankruptcy Code, or otherwise) to the claims of the Agent or any of the Secured Parties against the Borrower and all contractual, statutory and common law rights of reimbursement, contribution and indemnity from the Borrower which may otherwise have arisen in connection with this Guaranty or any of the other Loan Documents.

                    SECTION 21.  Subordination.
                                 -------------

                    (a) The Guarantor agrees that any and all claims of the Guarantor against the Borrower, any indorser or any other guarantor of all or any part of the Secured Obligations, or against any of their respective properties, shall be subordinate and subject in right of payment to the prior indefeasible payment, in full and in cash, of all Secured Obligations. Notwithstanding any right of the Guarantor to ask, demand, sue for, take or receive any payment from the Borrower, all rights, Liens and security interests of the Guarantor, whether now or hereafter arising and howsoever existing, in any assets of the Borrower (whether constituting part of the security or Collateral given to any Secured Party or the Agent to secure payment of all or any part of the Secured Obligations or otherwise) shall be and hereby are subordinated to the rights of the Secured Parties and the Agent in those assets. The Guarantor shall have no right to possession of any such asset or to foreclose upon any such asset, whether by judicial action or otherwise, unless and until all of the Secured Obligations shall have been indefeasibly paid in full (in cash) and satisfied and all financing arrangements between the Borrower, the Agent and the Secured Parties have been terminated.

                    (b) If all or any part of the assets of the Borrower, or the proceeds thereof, are subject to any distribution, division or application to the creditors of the Borrower, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, or if the business of the Borrower is dissolved or if substantially all of the assets of the Borrower are sold, then, and in any such event, any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any Indebtedness of the Borrower to the Guarantor ("Borrower Indebtedness") shall be paid or delivered directly to the Agent for application on any of the Secured Obligations, due or to become due, until the Secured Obligations shall have first been indefeasibly paid in full (in cash) and satisfied. The Guarantor irrevocably authorizes and empowers the Agent to demand, sue for, collect and receive every such payment or distribution and give acquittance therefor and to make and present for and on behalf of the Guarantor such proofs of claim and take such other action, in the Agent's own name or in the name of the Guarantor or otherwise, as the Agent may deem necessary or advisable for the enforcement of this Guaranty. The Agent may vote such proofs of claim in any such proceeding, receive and collect any and all dividends or other payments or disbursements made thereon in whatever form the same may be paid or issued and apply the same on account of any of the Secured Obligations.

                    (c) Should any payment, distribution, security or instrument or proceeds thereof be received by the Guarantor upon or with respect to the Borrower Indebtedness prior to the satisfaction of all of the Secured Obligations and the termination of all financing arrangements between the Borrower, the Agent and the Secured Parties, the Guarantor shall receive and hold the same in trust, as trustee, for the benefit of the Agent and the Secured Parties and shall forthwith deliver the same to the Agent, for its benefit and the ratable benefit of the Secured Parties, in precisely the form received (except for the indorsement or assignment of the Guarantor where necessary), for application to any of the Secured Obligations, due or not due, and, until so delivered, the same shall be held in trust by the Guarantor as the property of the Agent, for its benefit and the ratable benefit of the Secured Parties. If the Guarantor fails to make any such indorsement or assignment to the Agent, the Agent or any of its agents, officers or employees are hereby irrevocably authorized to make the same.

                    (d) The Guarantor agrees that until the Secured Obligations have been indefeasibly paid in full (in cash) and satisfied and all financing arrangements between the Borrower, the Agent and the Secured Parties have been terminated, the Guarantor will not assign or transfer to any Person any claim the Guarantor has or may have against the Borrower.

                    SECTION 22.  Enforcement; Amendments; Waivers.
                                 --------------------------------

                    (a) No delay on the part of any Secured Party or the Agent in the exercise of any right or remedy arising under this Guaranty, the Credit Agreement, any of the other Loan Documents or otherwise with respect to all or any part of the Secured Obligations, the Guaranty Collateral or any other guaranty of or security for all or any part of the Secured Obligations shall operate as a waiver thereof, and no single or partial exercise by any such Person of any such right or remedy shall preclude any further exercise thereof.

                    (b) No modification or waiver of any of the provisions of this Guaranty shall be binding upon the Secured Parties or the Agent, except as expressly set forth in a writing duly signed and delivered by the party making such modification or waiver. Failure by any of the Secured Parties or the Agent at any time or times hereafter to require strict performance by the Borrower, the Guarantor, any other guarantor of all or any part of the Secured Obligations or any other Person of any of the provisions, warranties, terms and conditions contained in any of the Loan Documents now or at any time or times hereafter executed by such Persons and delivered to the Agent or any Secured Party shall not waive, affect or diminish any right of the Agent or such Secured Party at any time or times hereafter to demand strict performance thereof, and such right shall not be deemed to have been waived by any act or knowledge of the Agent or any Secured Party, or their respective agents, officers or employees, unless such waiver is contained in an instrument in writing, directed and delivered to the Borrower or the Guarantor, as applicable, specifying such waiver, and is signed by the party or parties necessary to give such waiver under the Credit Agreement. No waiver of any Event of Default by the Agent or any Secured Party shall operate as a waiver of any other Event of Default or the same Event of Default on a future occasion, and no action by the Agent or any Secured Party permitted hereunder shall in any way affect or impair the Agent's any Secured Party's rights and remedies or the obligations of the Guarantor under this Guaranty.

                    (c) Any determination by a court of competent jurisdiction of the amount of any principal and/or interest, or any other amount, owing by the Borrower to the Agent or any Secured Party shall be conclusive and binding on the Guarantor irrespective of whether the Guarantor was a party to the suit or action in which such determination was made.

                    SECTION 23.  Survival of Representations and
                                 -------------------------------
          Warranties.
          ----------
          The Guarantor covenants, warrants, and represents to the Agent and the Secured Parties that all representations and warranties of the Guarantor contained in this Guaranty shall be true at the time of the Guarantor's execution of this Guaranty, shall survive the execution, delivery and acceptance hereof by the parties hereto and the closing of the transactions described in the Credit Agreement and the other Loan Documents and shall continue in effect until the termination of this Guaranty in accordance with Section 24 below.

                    SECTION 24.  Effectiveness; Termination.  This Guaranty
                                 --------------------------
          shall become effective upon its execution by the Guarantor and shall continue in full force and effect and may not be terminated or otherwise revoked until the Secured Obligations shall have been indefeasibly paid in full (in cash) and discharged and the Credit Agreement and financing arrangements between the Borrower, the Agent and the Secured Parties shall have been terminated.
          THE GUARANTOR HEREBY EXPRESSLY WAIVES THE BENEFITS OF ANY LAW PURPORTING TO ALLOW A GUARANTOR TO REVOKE A CONTINUING GUARANTY WITH RESPECT TO ANY TRANSACTIONS OCCURRING AFTER THE DATE OF THE GUARANTY. If, notwithstanding the foregoing, the Guarantor shall have any other right under applicable law to terminate or revoke this Guaranty, the Guarantor agrees that such termination or revocation shall not be effective until a written notice of such revocation or termination, specifically referring hereto, signed by the Guarantor, is actually received by the Agent. Such notice shall not affect the right or power of any Secured Party or the Agent to enforce rights arising prior to receipt thereof by the Agent. If the Agent or any Secured Party grants Loans or takes other action after the Guarantor terminates or revokes this Guaranty but before the Agent receives such written notice, the rights of the Agent or such Secured Party with respect thereto shall be the same as if such termination or revocation had not occurred.

                    SECTION 25.  Successors and Assigns.  This Guaranty
                                 ----------------------
          shall be binding upon the Guarantor and upon the successors and assigns of the Guarantor and shall inure to the benefit of the Secured Parties and the Agent and their respective successors and assigns; all references herein to such parties and to the Borrower shall be deemed to include their respective successors and assigns. The successors and assigns of the Guarantor and the Borrower shall include, without limitation, their respective receivers, trustees and debtors-in-possession.

                    SECTION 26.  Officer Authority.  The Guarantor
                                 -----------------
          authorizes its Chairman, President, Treasurer, and each of its Executive Vice Presidents and Vice Presidents, Secretaries and Assistant Secretaries, respectively, from time to time, severally and not jointly, on behalf and in the name of the Guarantor from time to time in the discretion of such officer, to take or omit to take any and all action and to execute and deliver any and all documents and instruments which such officer may determine to be necessary or desirable in relation to, and perform any obligations arising in connection with, this Guaranty and any of the transactions contemplated hereby, and, without limiting the generality of the foregoing, hereby gives to each such officer severally the power and right on behalf of the Guarantor, without notice to or assent by the Guarantor, to do the following: (a) to execute and deliver any amendment, waiver, consent, supplement, other modification or reaffirmation of this Guaranty or any document covering any of the security for this Guaranty, and to perform any obligation arising in connection herewith or therewith; (b) to sell, transfer, assign, encumber or otherwise deal in or with the security for this Guaranty or any part thereof; (c) to grant Liens, security interests or other encumbrances on or in respect of any Property or assets of the Guarantor, whether now owned or hereafter acquired, in favor of the Secured Parties and the Agent; (d) to send notices, directions, orders and other communications to any Person relating to this Guaranty, or the security for all or any part of the Secured Obligations; (e) to take or omit to take any other action contemplated by or referred to in this Guaranty or any document covering any of the security for all or any part of the Secured Obligations; and (f) to take or omit to take any action with respect to this Guaranty, any of the security for all or any part of the Secured Obligations or any document covering any such security, all as such officer may determine in his or her sole discretion. The undersigned hereby certifies that he/she has all necessary authority to grant and execute this Guaranty on behalf of the Guarantor.

                    SECTION 27.  Governing Law.  THIS GUARANTY SHALL BE
                                 -------------
          INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                    SECTION 28.  Consent to Jurisdiction; Counterclaims;
                                 ---------------------------------------
          Forum Non Conveniens.
          --------------------
          (a) EACH OF THE AGENT AND THE GUARANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT SITTING IN NEW YORK, NEW YORK, AND ANY COURT HAVING JURISDICTION OVER APPEALS OF MATTERS HEARD IN SUCH COURTS, IN ANY ACTION OR PROCEEDING ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS GUARANTY OR ANY OTHER LOAN DOCUMENT, WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. THE GUARANTOR IRREVOCABLY DESIGNATES AND APPOINTS CT CORPORATION SYSTEM AS ITS AGENT (THE "PROCESS AGENT") FOR SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. EACH OF THE AGENT AND THE GUARANTOR AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. THE GUARANTOR WAIVES IN ALL DISPUTES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE.

                    (b) THE GUARANTOR AGREES THAT THE AGENT SHALL HAVE THE RIGHT TO PROCEED AGAINST THE GUARANTOR OR ITS PROPERTY IN A COURT IN ANY LOCATION TO ENABLE THE AGENT AND THE SECURED PARTIES TO REALIZE ON THE GUARANTY COLLATERAL OR ANY OTHER SECURITY FOR THE SECURED OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE AGENT OR ANY SECURED PARTY. THE GUARANTOR AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS IN ANY PROCEEDING BROUGHT BY THE AGENT OR ANY SECURED PARTY TO REALIZE ON THE GUARANTY COLLATERAL OR ANY OTHER SECURITY FOR THE SECURED OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE AGENT OR ANY SECURED PARTY.
          THE GUARANTOR WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH THE AGENT OR ANY SECURED PARTY MAY COMMENCE A PROCEEDING DESCRIBED IN THIS SECTION.

                    SECTION 29.  Service of Process.  THE GUARANTOR
                                 ------------------
          IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE PROCESS AGENT OR THE GUARANTOR'S NOTICE ADDRESS SPECIFIED BELOW, SUCH SERVICE TO BECOME EFFECTIVE FIVE
          (5) DAYS AFTER SUCH MAILING. THE GUARANTOR IRREVOCABLY WAIVES ANY OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY OBJECTION OF THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS)
                                                     ----- --- ----------
          WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT IN ANY JURISDICTION SET FORTH ABOVE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE AGENT TO BRING PROCEEDINGS AGAINST THE GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION.

                    SECTION 30.  Waiver of Jury Trial.  EACH OF THE AGENT
                                 --------------------
          AND THE GUARANTOR IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT.

                    SECTION 31.  Notices.  Unless otherwise specifically
                                 -------
          provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, telexed or sent by courier service or United States mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or telex or four (4) Business Days after deposit in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 31) shall be as set forth below:

               if to the Guarantor, at

                    c/o American Eco Corporation
                    11011 Jones Road
                    Houston, Texas  77070
                    Attention:  David L. Norris
                    Telecopy:  (281) 774-7006

               with a copy to

                    Reid & Priest LLP
                    40 West 57th Street
                    New York, New York  10019
                    Attention: Bruce A. Rich, Esq.
                    Telecopy:  (212) 603-2001

               if to the Agent, at

                    Union Bank of California, N.A.
                    Environmental Services
                    445 South Figueroa Street, 15th Floor
                    Los Angeles, California  90071
                    Attention: Vicente C. Bendanillo, Jr.
                    Telecopy: (213) 236-4096

               with a copy to

                    Sidley & Austin
                    555 West Fifth Street, 40th Floor
                    Los Angeles, California  90013
                    Attention: Edward D. Eddy, Esq.
                    Telecopy: (213) 896-6600

          or, as to each party, at such other address as may be designated by such party in a written notice to the other party.

                    SECTION 32.  Construction.
                                 ------------
                    (a) The parties acknowledge that each party and its counsel have reviewed and revised this Guaranty and that the normal rules of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Guaranty or any amendments or exhibits hereto.

                    (b) The words "hereof", "herein" and "hereunder" and words of like import when used in this Guaranty shall refer to this Guaranty as a whole and not to any particular provision of this Guaranty and section references are to this Guaranty unless otherwise specified.

                    (c) All terms defined in this Guaranty in the singular shall have comparable meanings when used in the plural, and vice
                                                                      ----
          versa, unless otherwise specified.
          -----

                    (d) Unless otherwise defined herein or in the Credit Agreement, terms used in Article 9 of the Uniform Commercial Code are used herein as therein defined.

                    (e) Section headings in this Guaranty are included herein for convenience of reference only and shall not constitute a part of this Guaranty for any other purpose.

                    SECTION 33.  Execution in Counterparts.  This Guaranty
                                 -------------------------
          and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                    SECTION 34.  Severability.  Wherever possible, each
                                 ------------
          provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

                    SECTION 35.  Merger.  This Guaranty represents the
                                 ------
          final agreement of the Guarantor with respect to the matters contained herein and may not be contradicted by evidence of prior or contemporaneous agreements between the Guarantor and the Agent or any Secured Party.

                    IN WITNESS WHEREOF, this Guaranty has been duly executed by the Guarantor as of the day and year first set forth above.


                                        [GUARANTOR]


                                        By:__________________________
                                        Name:________________________
                                        Title:_______________________



          Accepted and agreed to
          as of the ___ day of ______, 1997.

          UNION BANK OF CALIFORNIA, N.A.,
          as Agent



          By: ____________________
          Name: __________________
          Title: _________________



          By: ____________________
          Name: __________________
          Title: _________________

                                      EXHIBIT A
                                          to
                       Limited Guaranty and Security Agreement

                         Locations of Inventory and Equipment
                        ------------------------------------

               Locations Owned or Leased by the Guarantor
               ------------------------------------------
               None, except:




               Bailees
               -------
               None, except:



               Ports and Other Points of Entry Into the United States
               ------------------------------------------------------
               None, except:

                                      EXHIBIT B
                                          to
                       Limited Guaranty and Security Agreement

                           Address Where Records Concerning
                                 Accounts Are Located
                                 --------------------

               Chief Executive Office
               ----------------------


               Other Addresses
               ---------------
               None, except:

                                      EXHIBIT C
                                          to
                       Limited Guaranty and Security Agreement

                            Corporate or Fictitious Names
                            -----------------------------

               None, except:

                                      EXHIBIT D
                                          to
                       Limited Guaranty and Security Agreement

                        Financing Statements Naming the Agent
                        -------------------------------------
                                   as Secured Party
                                   ----------------

               None, except: